Exhibit 99.01

Valero Energy Reports Second Quarter 2013 Results

SAN ANTONIO, July 23, 2013 – Valero Energy Corporation (“Valero,” NYSE: VLO) today reported net income attributable to Valero stockholders of $466 million, or $0.85 per share, for the second quarter of 2013 compared to net income attributable to Valero stockholders of $831 million, or $1.50 per share, for the second quarter of 2012. Included in the second quarter 2013 results were after-tax charges to general and administrative expenses of $20 million, or $0.04 per share, and income tax expense of $9 million, or $0.01 per share, related to the May 1 spinoff of CST Brands to Valero’s stockholders. Also included in general and administrative expenses in the second quarter of 2013 were after-tax charges of $34 million related to various environmental and legal matters.
Second quarter 2013 operating income was $808 million versus operating income of $1.4 billion in the second quarter of 2012. The decrease in operating income was primarily due to lower refining throughput margins caused by significantly lower discounts for heavy sour and light crude oil, higher natural gas costs, and higher costs of Renewable Identification Numbers to comply with the U.S. federal Renewable Fuel Standard.
Second quarter 2013 refining throughput volumes averaged 2.6 million barrels per day, a decrease of 52,000 barrels per day from the second quarter of 2012. Significant turnaround and planned maintenance activity occurred at Valero’s Quebec City, McKee, Meraux, and Port Arthur refineries in the second quarter of 2013.
“Valero performed well financially given the margin environment and maintenance activities,” said Valero Chairman and CEO Bill Klesse. “We also returned $364 million in cash to our stockholders through dividends and stock buybacks in the second quarter. On May 1, we spun off 80 percent of the outstanding equity in CST Brands to our stockholders. We also entered into long-term supply agreements with CST Brands, and they became Valero’s largest wholesale marketing customer.
“We recently completed two significant projects at our St. Charles refinery in connection with our strategy to increase production of high-quality diesel. At the end of June, we started up the Diamond Green Diesel joint venture biofuels plant, and in July, we started our new hydrocracker.”
Valero’s retail segment reported $39 million of operating income in the second quarter of 2013 prior to the May 1 spinoff of CST Brands. Subsequent to May 1, Valero reported its equity interest in the earnings of CST Brands as part of other income.

Valero’s ethanol segment reported operating income of $95 million in the second quarter of 2013 versus $5 million in the second quarter of 2012. The increase in operating income was due to a higher gross margin per gallon and higher production volumes.
Regarding cash flows in the second quarter of 2013, capital expenditures were $796 million, of which $162 million was for turnarounds and catalyst. Valero paid $109 million in dividends on its common stock and $255 million to purchase 6.5 million shares of its common stock. Also, Valero received approximately $550 million of net cash from the CST Brands transaction and retired $300 million of 4.75% notes that matured in June. Valero ended the second quarter of 2013 with $2.4 billion of cash and temporary cash investments, $6.6 billion in total debt, and approximately $3 billion available under its stock purchase authorizations.
Valero expects full-year 2013 capital expenditures, including turnarounds and catalyst, to be approximately $2.85 billion, of which $1.34 billion is for growth investments. For 2014, Valero expects capital expenditures, including turnarounds and catalyst, to be in the range of $2.5 billion to $3.0 billion.
“We continue to focus on our strategy to create long-term shareholder value,” Klesse said. “We plan to continue returning cash to stockholders via stock buybacks and dividends, and we also plan to strategically invest in logistics assets, hydrocracking, petrochemicals, and the processing of cost-advantaged lighter crude oil. We are evaluating the formation of a master limited partnership for our logistics assets, and we are also evaluating potential investments that leverage Valero’s existing assets to upgrade cost-advantaged natural gas and natural gas liquids into higher value products.”
Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.
About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 10,500 people, and assets include 16 petroleum refineries with a combined throughput capacity of approximately 3 million barrels per day, 10 ethanol plants with a combined production capacity of 1.2 billion gallons per year, a 50-megawatt wind farm, and renewable diesel production from a joint venture. More than 7,300 outlets carry the Valero, Diamond Shamrock, Shamrock and Beacon brands in the United States and the Caribbean; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.
Valero Contacts
Investors: Ashley Smith, Vice President – Investor Relations, 210-345-2744
Media: Bill Day, Vice President – Community and Media Relations, 210-345-2928

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Statement of Income Data (a):
Operating revenues	$34,034	$34,662	$67,508	$69,829
Costs and expenses:
Cost of sales	31,523	31,621	62,208	64,656
Operating expenses:
Refining	906	868	1,782	1,832
Retail	57	170	226	336
Ethanol	102	85	179	172
General and administrative expenses (b)	233	171	409	335
Depreciation and amortization expense	405	386	835	770
Asset impairment losses (c)	—	—	—	611
Total costs and expenses	33,226	33,301	65,639	68,712
Operating income	808	1,361	1,869	1,117
Other income (expense), net	11	(5)	25	1
Interest and debt expense, net of capitalized interest	(78)	(74)	(161)	(173)
Income before income tax expense	741	1,282	1,733	945
Income tax expense (d)	276	452	616	547
Net income	465	830	1,117	398
Less: Net loss attributable to noncontrolling interests (e)	(1)	(1)	(3)	(1)
Net income attributable to Valero Energy Corporation stockholders	$466	$831	$1,120	$399

Earnings per common share	$0.86	$1.50	$2.04	$0.72
Weighted average common shares outstanding (in millions)	543	550	546	550

Earnings per common share – assuming dilution	$0.85	$1.50	$2.03	$0.72
Weighted average common shares outstanding – assuming dilution (in millions)	548	555	552	556

Dividends per common share	$0.20	$0.15	$0.40	$0.30

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Operating income by business segment:
Refining (c)	$921	$1,364	$2,133	$1,245
Retail	39	172	81	212
Ethanol	95	5	109	14
Corporate	(247)	(180)	(454)	(354)
Total	$808	$1,361	$1,869	$1,117
Depreciation and amortization expense by business segment:
Refining	$369	$338	$727	$675
Retail	11	29	41	56
Ethanol	11	10	22	20
Corporate (f)	14	9	45	19
Total	$405	$386	$835	$770
Operating highlights:
Refining:
Throughput margin per barrel	$9.26	$10.63	$9.92	$9.20
Operating costs per barrel:
Operating expenses	3.82	3.59	3.81	3.86
Depreciation and amortization expense	1.56	1.40	1.55	1.43
Total operating costs per barrel (c)	5.38	4.99	5.36	5.29
Operating income per barrel	$3.88	$5.64	$4.56	$3.91
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude	488	390	491	420
Medium/light sour crude	463	609	441	582
Sweet crude	896	1,022	992	989
Residuals	315	215	270	192
Other feedstocks	120	122	101	133
Total feedstocks	2,282	2,358	2,295	2,316
Blendstocks and other	324	300	291	290
Total throughput volumes	2,606	2,658	2,586	2,606
Yields (thousand barrels per day):
Gasolines and blendstocks	1,281	1,294	1,239	1,243
Distillates	910	918	910	915
Other products (g)	441	469	461	468
Total yields	2,632	2,681	2,610	2,626

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Refining operating highlights by region (h):
U.S. Gulf Coast (c):
Operating income	$414	$637	$1,005	$872
Throughput volumes (thousand barrels per day)	1,530	1,491	1,476	1,483
Throughput margin per barrel	$8.12	$9.50	$9.02	$8.21
Operating costs per barrel:
Operating expenses	3.63	3.40	3.70	3.53
Depreciation and amortization expense	1.51	1.41	1.56	1.45
Total operating costs per barrel	5.14	4.81	5.26	4.98
Operating income per barrel	$2.98	$4.69	$3.76	$3.23
U.S. Mid-Continent:
Operating income	$343	$444	$820	$698
Throughput volumes (thousand barrels per day)	422	404	423	401
Throughput margin per barrel	$14.20	$17.61	$15.80	$15.72
Operating costs per barrel:
Operating expenses	3.69	3.97	3.53	4.64
Depreciation and amortization expense	1.59	1.55	1.57	1.52
Total operating costs per barrel	5.28	5.52	5.10	6.16
Operating income per barrel	$8.92	$12.09	$10.70	$9.56
North Atlantic:
Operating income	$70	$172	$256	$233
Throughput volumes (thousand barrels per day)	370	473	427	467
Throughput margin per barrel	$7.18	$8.01	$7.89	$6.84
Operating costs per barrel:
Operating expenses	3.90	3.22	3.57	3.37
Depreciation and amortization expense	1.20	0.80	1.01	0.73
Total operating costs per barrel	5.10	4.02	4.58	4.10
Operating income per barrel	$2.08	$3.99	$3.31	$2.74
U.S. West Coast:
Operating income	$94	$111	$52	$53
Throughput volumes (thousand barrels per day)	284	290	260	255
Throughput margin per barrel	$10.81	$10.95	$8.76	$8.96
Operating costs per barrel:
Operating expenses	4.93	4.62	5.27	5.46
Depreciation and amortization expense	2.22	2.11	2.38	2.35
Total operating costs per barrel	7.15	6.73	7.65	7.81
Operating income per barrel	$3.66	$4.22	$1.11	$1.15

Operating income for regions above	$921	$1,364	$2,133	$1,856
Asset impairment losses (c)	—	—	—	(611)
Total refining operating income	$921	$1,364	$2,133	$1,245

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Average market reference prices and differentials:
Feedstocks (dollars per barrel):
Brent crude oil	$103.36	$108.95	$108.00	$113.64
Brent less West Texas Intermediate (WTI) crude oil	9.17	15.51	13.75	15.48
Brent less Alaska North Slope (ANS) crude oil	(0.91)	(0.65)	0.70	(0.01)
Brent less Louisiana Light Sweet (LLS) crude oil	(1.78)	0.02	(2.13)	(0.91)
Brent less Mars crude oil	3.53	4.22	2.93	3.30
Brent less Maya crude oil	5.46	9.86	7.57	9.59
LLS crude oil	105.14	108.93	110.13	114.55
LLS less Mars crude oil	5.31	4.20	5.06	4.21
LLS less Maya crude oil	7.24	9.84	9.70	10.50
WTI crude oil	94.19	93.44	94.25	98.16

Natural gas (dollars per million British Thermal Units)	4.00	2.24	3.72	2.32

Products (dollars per barrel, unless otherwise noted):
U.S. Gulf Coast:
Conventional 87 gasoline less Brent	9.73	8.32	8.14	7.72
Ultra-low-sulfur diesel less Brent	16.79	14.65	16.88	14.44
Propylene less Brent	(6.76)	(10.39)	(0.14)	(11.44)
Conventional 87 gasoline less LLS	7.95	8.34	6.01	6.81
Ultra-low-sulfur diesel less LLS	15.01	14.67	14.75	13.53
Propylene less LLS	(8.54)	(10.37)	(2.27)	(12.35)
U.S. Mid-Continent:
Conventional 87 gasoline less WTI	26.11	27.33	24.97	22.80
Ultra-low-sulfur diesel less WTI	29.30	30.32	32.39	29.03
North Atlantic:
Conventional 87 gasoline less Brent	11.34	12.43	11.15	10.08
Ultra-low-sulfur diesel less Brent	18.17	16.11	18.44	15.99
U.S. West Coast:
CARBOB 87 gasoline less ANS	21.18	18.20	17.64	16.22
CARB diesel less ANS	17.09	15.09	19.23	16.69
CARBOB 87 gasoline less WTI	31.26	34.36	30.69	31.71
CARB diesel less WTI	27.17	31.25	32.28	32.18
New York Harbor corn crush (dollars per gallon)	0.28	(0.06)	0.10	(0.05)

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Ethanol:
Operating income	$95	$5	$109	$14
Production (thousand gallons per day)	3,508	3,352	3,112	3,415
Gross margin per gallon of production	$0.65	$0.32	$0.55	$0.33
Operating costs per gallon of production:
Operating expenses	0.32	0.28	0.32	0.28
Depreciation and amortization expense	0.03	0.03	0.04	0.03
Total operating costs per gallon of production	0.35	0.31	0.36	0.31
Operating income per gallon of production	$0.30	$0.01	$0.19	$0.02

			June 30,	December 31,
			2013	2012
Balance Sheet Data:
Current assets			$16,768	$16,460
Cash and temporary cash investments included in current assets			2,398	1,723
Inventories included in current assets			6,446	5,973
Replacement cost (market value) of inventories in excess of LIFO carrying amounts			6,347	6,717
Current liabilities			12,035	11,929
Current portion of debt and capital lease obligations included in current liabilities			303	586
Debt and capital lease obligations, less current portion			6,261	6,463
Total debt			6,564	7,049
Valero Energy Corporation share of stockholders’ equity			17,920	18,032

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)
On May 1, 2013, Valero completed the separation of its retail business, creating an independent public company named CST Brands, Inc. (CST). The separation occurred by way of a pro rata distribution of 80 percent of the outstanding shares of CST common stock to Valero’s stockholders on May 1, 2013. Each Valero stockholder received one share of CST common stock for every nine shares of Valero common stock held at the close of business on the record date of April 19, 2013. As a result and effective May 1, 2013, Valero’s results of operations no longer include those of CST, except for Valero’s share of CST’s results of operations associated with the equity interest in CST retained by Valero, which is reflected in “Other income (expense), net” in the three and six months ended June 30, 2013. The nature and significance of Valero’s post-separation participation in the supply of motor fuel to CST represents a continuation of activities with CST for accounting purposes. As such, the historical results of operations related to CST have not been reported as discontinued operations in the Statement of Income Data.

(b)
The increase in general and administrative expenses for the three and six months ended June 30, 2013 compared to the three and six months ended June 30, 2012 is due to costs of $30 million ($20 million after taxes) and $52 million ($34 million after taxes) related to cost incurred to effect the May 1, 2013 separation of CST and various environmental and legal matters, respectively.

(c)
Asset impairment losses for the six months ended June 30, 2012 include a $595 million loss on the write down of the Aruba Refinery and a $16 million loss related to equipment associated with a permanently cancelled capital project at another refinery. The total asset impairment loss of $611 million ($605 million after taxes) is reflected in refining segment operating income for the six months ended June 30, 2012, but it is excluded from operating costs per barrel and operating income per barrel for the refining segment and U.S. Gulf Coast region.

(d)	Income tax expense for the three and six months ended June 30, 2013 includes $9 million in income tax expense related to the separation of CST.

(e)
We own a 50 percent interest in Diamond Green Diesel Holdings LLC (DGD) and have lent DGD $221 million to finance approximately 60 percent of the construction costs of a plant built by DGD that processes animal fats, used cooking oils, and other vegetable oils into renewable green diesel. The plant began operations at the end of June 2013. The plant is located next to our St. Charles Refinery in Norco, Louisiana.

We also own a 50 percent interest in PI Dock Facilities LLC (PI Dock) and have agreed to lend PI Dock up to $90 million to finance construction costs of a crude dock and certain shared facilities. PI Dock will construct and operate the crude dock and related facilities to be located on Pleasure Island, Texas, which is near our Port Arthur Refinery.

We consolidate the financial statements of these entities due to our controlling interests. The losses incurred by these entities that are attributable to the owners of the remaining interests are added back to net income to arrive at net income attributable to Valero stockholders.

(f)
The increase in corporate depreciation and amortization expense for the six months ended June 30, 2013 compared to the six months ended June 30, 2012 is primarily related to the loss on the sale of certain corporate property.

(g)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(h)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Aruba, Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

Table Page 6